                                                                    EXHIBIT 10.4

                                 LOAN AGREEMENT

Dated as of: March 26, 1999

Parties:     Ritchie Bros. U.S. Finance Limited Partnership (Delaware)  ("Borrower")

             Ritchie Bros. Auctioneers Incorporated                     ("Guarantor")

And:         U.S. BANK NATIONAL ASSOCIATION                             ("Lender")


                                    ARTICLE I
                     DEFINITIONS AND INTERPRETIVE PROVISIONS

1.1     DEFINITIONS.

        As used in this Agreement, the following terms shall have the following meanings:

        "Access Laws" means the Americans With Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; all other federal, state and local laws or ordinances related to disabled access; and all statutes, rules, regulations, ordinances, orders of governmental bodies and regulatory agencies and orders and decrees of any court adopted, enacted or issued with respect thereto; all as now existing or hereafter amended or adopted.

        "Default" means any Event of Default or any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default.

        "Environmental Laws" means all laws, rules, regulations, or ordinances of any Governmental Body pertaining to Hazardous Substances and environmental regulation, contamination or clean-up including, without limitation, the federal statutes commonly known as CERCLA and RCRA and all other national, state or provincial lien or environmental clean-up statutes, all as now existing or hereafter amended or adopted.

        "GAAP" means Canadian generally accepted accounting principles consistently applied.

        "Governmental Body" means (a) any foreign or domestic national, federal, state or local government or municipality or political subdivision of any government or municipality, (b) any assessment, improvement, community facilities or other special taxing district, (c) any governmental or quasi-governmental body, agency, authority, board, bureau, commission, corporation, department, instrumentality or public body, (d) any court, administrative tribunal, arbitrator, public utility or regulatory body, or (e) any central bank or comparable authority.

        "Guaranty" means each guaranty of any obligations of Borrower to Lender heretofore, contemporaneously herewith or hereafter executed by any Guarantor or any other Person.

        "Hazardous Substances" means (a) any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, or a hazardous, toxic or radioactive substance (or designated by any similar term) by or for purposes of any applicable Environmental Law; (b) asbestos and any substance or compound containing asbestos; and (c) any other hazardous, toxic or


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
dangerous waste, substance or material, including but not limited to gasoline, crude oil, fuel oil, diesel oil, and any other related petroleum products.

        "Loan Documents" means this Agreement, the Reducing Revolver Note, the Guaranties and all other documents and instruments attached hereto, referred to herein or heretofore, contemporaneously herewith or hereafter executed or delivered to Lender by any Person in connection with any indebtedness of Borrower to Lender.

        "Loan Party" means each party hereto other than Lender.

        "Parent" means Ritchie Bros. Auctioneers Incorporated, which is incorporated under the laws of Canada.

        "Person" means an individual or entity, including without limitation a corporation, general or limited partnership, limited liability company, trust, unincorporated association, government or government agency.

        "RB Companies" means the Parent and each of its present or future direct and indirect subsidiaries.

1.2     OTHER INTERPRETIVE PROVISIONS.

        1.2.1 Unless otherwise specified, the words "herein," "hereof," "hereto," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provisions of this Agreement and subsection, section, and exhibit references are to this Agreement.

        1.2.2 The word "or" shall not be exclusive; the singular includes the plural and the plural includes the singular; the masculine includes the feminine and the feminine includes the masculine, and the word "including" is not limiting and means "including without limitation".

        1.2.3 References to any Loan Document shall mean such Loan Document as amended, modified, supplemented or extended from time to time and any number of substitutions, renewals and replacements thereof or therefor.

        1.2.4 References to governmental laws, statutes, ordinances, rules and regulations shall be construed as including all amendments, consolidations and replacements thereof or therefor.

        1.2.5 Headings in this Agreement and each of the other Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

        1.2.6 Except as otherwise provided in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial information or computations shall be prepared or computed, in accordance with GAAP. If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, the Loan Parties and Lender agree to negotiate in good faith to amend this Agreement in such respects as is necessary to conform those covenants as criteria for evaluating the Loan Parties' financial condition to substantially the same criteria as were effective before such change in GAAP, provided, however, that until the Loan Parties and Lender so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect on the date of this Agreement.


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
                                   ARTICLE II
                             REDUCING REVOLVER LOANS

        2.1 LOANS. Subject to the terms and conditions of this Agreement, Lender agrees to make loans to Borrower from time to time on a reducing revolving credit basis (each a "Reducing Revolver Advance", and collectively, the "Reducing Revolver Loans"), provided that the aggregate principal amount of outstanding Reducing Revolver Loans shall at no time exceed the Maximum Reducing Revolver Amount in effect at such time.

        2.2 MAXIMUM AMOUNT.

               2.2.1 The initial Maximum Reducing Revolver Amount shall be $35,000,000. On April 1, 2000 and on the same day of 2001, 2002 and 2003 and on April 2, 2004 (each a "Reduction Date") the Maximum Reducing Revolver Amount shall be reduced by $1,750,000.

               2.2.2 The Maximum Reducing Revolver Amount may also be reduced pursuant to Section 6.1.3.

               2.2.3 Borrower may permanently reduce the maximum Reducing Revolver Amount, provided that Borrower notifies Lender in writing not less than two weeks prior to such permanent reduction.

               2.2.4 On September 30, 2004 the Maximum Reducing Revolver Amount shall be permanently reduced to $0.00.

        2.3 USE OF PROCEEDS. Borrower shall use the proceeds of the initial Reducing Revolver Advance to fund the acquisition of the assets of Forke Auctioneers, Inc. Subsequent Reducing Revolver Advances shall be used for Borrower's general corporate purposes.

        2.4 NOTE. The Reducing Revolver Loans shall be evidenced by a promissory note executed by Borrower in the principal amount of $35,000,000 substantially in the form attached as EXHIBIT A ("Reducing Revolver Note"). The Reducing Revolver Loans shall be subject to all terms and conditions of the Reducing Revolver Note and of this Agreement.

        2.5 INTEREST. Interest on the unpaid principal balance of the Reducing Revolver Note shall be due and payable at the times and at the rates set forth in the Reducing Revolver Note.

        2.6 PRINCIPAL PAYMENTS. On each Reduction Date, Borrower shall pay to Lender such amount as is necessary to reduce the principal balance of the Reducing Revolver Note to the Maximum Reducing Revolver Amount in effect as of such date. The principal balance of the Reducing Revolver Note shall be due and payable in full on September 30, 2004.

        2.7 ADDITIONAL PAYMENTS. In addition to the payments otherwise required on the Reducing Revolver Note, if at any time the outstanding principal balance of the Reducing Revolver Note exceeds the Maximum Reducing Revolver Amount, Borrower shall pay to Lender on demand an amount equal to the amount by which such principal balance exceeds the Maximum Reducing Revolver Amount.

        2.8 REQUESTS FOR ADVANCES. Whenever Borrower wishes to request a Reducing Revolver Advance, Borrower shall give Lender notice thereof in accordance with the provisions of the Reducing Revolver Note.

        2.9 LOAN FEE. On the date of the initial Reducing Revolver Advance, Borrower shall pay to Lender a loan fee in the amount of $8,750.00 for the period from such date through June 30, 1999. On September 1, 1999, and on the first day of the last month of each fiscal quarter thereafter, Borrower shall pay to Lender a fee for such fiscal quarter computed at a rate per annum equal to the Applicable Percentage (based upon the Debt to EBITDA Ratio as of the last day of the preceding fiscal quarter) of the Maximum Reducing Revolver Amount as in effect on the first day of such fiscal quarter. Notwithstanding the foregoing, if Borrower does not timely furnish a Compliance Certificate setting forth the Debt to EBITDA Ratio, the Applicable Percentage shall be automatically adjusted, as of the first day of the last month of the applicable fiscal quarter, to the highest rate set forth below.

               The Applicable Percentage shall be the percent per annum set forth below opposite the applicable Debt to EBITDA Ratio (as defined in Section 6.1.1).


                    DEBT TO EBITDA RATIO                                  APPLICABLE PERCENTAGE
                    --------------------                                  ---------------------
Less than 1.0 to 1.0                                                             .075%
Equal to or greater than 1.0 to 1.0 but less than 1.75 to 1.0                     .10%
Equal to or greater than 1.75 to 1.0 but less than 2.50 to 1.0                   .125%
Equal to or greater than 2.50 to 1.0 but less than 3.25 to 1.0                    .15%
Equal to or greater than 3.25 to 1.0                                              .20%


                                   ARTICLE III
                         GUARANTIES AND NEGATIVE PLEDGE

        3.1 GUARANTY. All present and future obligations of Borrower to Lender shall be guaranteed by Guarantor. Concurrently with execution of this Agreement, Guarantor shall execute and deliver a guaranty to Lender.

        3.2 MAXIMUM GUARANTY AMOUNT. Notwithstanding any contrary provision of any Guaranty, if any action or proceeding is commenced asserting that the Guaranty of any Guarantor is subject to avoidance as a fraudulent transfer or fraudulent conveyance or any similar term under any applicable state or federal law, the obligations of such Guarantor under such Guaranty shall be limited to the maximum amount that would not render such Guarantor's obligations subject to avoidance under such law in such action or proceeding.

        3.3 NEGATIVE PLEDGE.

               3.3.1 Without the prior written consent of Lender, the Parent shall not, and shall not permit any of the other RB Companies to, grant, create, assume or permit to exist any pledge, assignment for security purposes, encumbrance, mortgage, hypothecation, or any other security interest (including without limitation, any conditional sale or other title retention agreement and any financing or capital lease having substantially the same economic effect as any of the foregoing) in all or any portion of any real or personal property now owned or hereafter acquired by the RB Companies (collectively, "Property"), except those liens and security interests in effect as of March 31, 1999 which are described on attached SCHEDULE 3.3.1.


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
               3.3.2 Notwithstanding any other provision of this Agreement, the RB Companies may create or permit to exist purchase money security interests or equivalent security interests (including without limitation capital or financing leases) granted to secure the purchase price of or to finance the acquisition of equipment for use in the ordinary course of the RB Companies business so long as
(a) such security interest does not extend to any Property other than the equipment acquired, and (b) such security interest secures only the obligation to pay the purchase price (or the obligation under any capital or financing lease).

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

        4.1 INITIAL CONDITIONS PRECEDENT. The effectiveness of this Agreement is subject to satisfaction of each of the following conditions precedent concurrently with or prior to execution of this Agreement:

               4.1.1 Lender shall have received executed originals of this Agreement, the Reducing Revolver Note, and each other Loan Document required by Lender.

               4.1.2 Lender shall have received all documents and information Lender may request relating to the authority for and validity of this Agreement and the other Loan Documents, and to any other related matters, each in form and substance satisfactory to Lender.

               4.1.3 Lender shall have received such additional documents and information and each Loan Party shall have satisfied such additional requirements as Lender reasonably requires.

               4.1.4 Lender shall have received the fee required by Section 2.9.

               4.1.5 Lender shall have received an opinion from counsel for Guarantor acceptable to Lender, covering such matters as Lender reasonably requires.

        4.2 CONDITIONS PRECEDENT TO EACH REDUCING REVOLVER ADVANCE. Lender's agreement to Reducing Revolver Advance is subject to satisfaction of the following conditions on the date Reducing Revolver Advance is made.

               4.2.1 No Default shall have occurred or will exist following the making of the Reducing Revolver Advance.

               4.2.2 The representations and warranties in this Agreement shall be true and correct as of such date.


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
                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

        5.1 REPRESENTATIONS AND WARRANTIES. Each Loan Party hereby represents and warrants as of the date of execution of this Agreement and as of the date of each Reducing Revolver Advance:

               5.1.1 EXISTENCE AND POWER. Borrower is a duly organized and validly existing limited partnership and Guarantor is a duly organized and validly existing corporation, and each Loan Party is duly qualified and in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification, and has full power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents and all other documents to be executed and delivered by it.

               5.1.2 AUTHORIZATION. Its execution, delivery and performance of the Loan Documents and all documents to be executed, delivered or performed by it and any borrowing in connection therewith have been duly authorized by all necessary corporate or other entity action, do not contravene any law, regulation, rule or order binding on it, or its articles of incorporation or operating agreement, and do not contravene the provisions of or constitute a default under any agreement or instrument to which it is a party or by which it may be bound or affected.

               5.1.3 LITIGATION. There are no actions, proceedings, investigations, or claims pending against it, or to its knowledge, threatened against or affecting it, before any court or arbitrator or any governmental body or agency which would be likely to result in a judgment or order against it (in excess of insurance coverage) for more than $1,000,000 individually or in the aggregate, excluding any matters previously reflected in Guarantor's financial statements as of December 31, 1998 (the "Existing Claims").

               5.1.4 FINANCIAL CONDITION. Its most recent balance sheet and related statements of income, retained earnings and cash flows heretofore delivered to Lender fairly present as of the date thereof its financial condition for the period then ended, all in accordance with GAAP. Since that date there have been no material adverse changes in its financial condition or operations, except as disclosed to Lender in writing.

               5.l.5 TAXES. It has filed all tax returns and reports required of it, and has paid all taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it.

               5.1.6 OTHER AGREEMENTS. It is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets, which such breach or default would have a material adverse effect on its financial condition or operations.

               5.1.7 GOVERNMENTAL APPROVALS. No approval, authorization, consent, certificate of compliance, license, permit or exemption from, contract with, registration or filing with or report or notice to any Governmental Body is required for its due execution, delivery and performance of the Loan Documents or the loyalty, validity, binding effect and enforceability of any of the Loan Documents, except such as have been obtained and are in full force and effect.

               5.1.8 COMPLIANCE WITH LAWS. It is in compliance in all material respects with all applicable laws, regulations and ordinances of any Governmental Body, including without limitation all environmental permits, Environmental Laws, Access Laws and laws regulating employee pensions or retirement plans.

               5.1.9 NO MATERIAL MISSTATEMENTS. No report, financial statement, representation or other information furnished by it to Lender contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               5.1.10 ENFORCEABILITY. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered to Lender will constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.

        5.2 CONTINUING REPRESENTATIONS. Each request by Borrower for a Reducing Revolver Advance shall be deemed to be its representation and warranty that (a) no Default has occurred, or will exist after the making of such Reducing Revolver Advance, and (b) all representations and warranties set forth in this Agreement are true, accurate and complete as of the date of such request.

                                   ARTICLE VI
                       FINANCIAL COVENANTS AND INFORMATION

        6.1 FINANCIAL COVENANTS. Until payment and performance in full of all obligations of each Loan Party under the Loan Documents, each Loan Party agrees that:

               6.1.1 DEBT TO EBITDA RATIO. The Parent shall maintain, on a consolidated basis, as of the last day of each fiscal quarter, a Debt to EBITDA Ratio of not more than 4.0 to 1.0.

                      As used herein:

                      "Debt to EBITDA Ratio" means, as of any date of determination, the ratio, for the Parent and its subsidiaries on a consolidated basis of (a) long term debt (including liabilities as lessee on capital leases and the current portion of long term debt and capital leases) as of such date to
(b) EBITDA for the period of four consecutive fiscal quarters ending on such date (each such period, an "Annual Period").

                      "EBITDA" means, for any time period net income (or loss) for such time period plus the amount which in determining net income (or loss) has been deducted for interest expense, income taxes, depreciation and amortization.

               6.1.2 FUNDED DEBT RATIO. The Parent shall maintain, on a consolidated basis, as of the last day of each fiscal quarter, a ratio of Funded Debt to Funds Employed of not more than .75 to 1.0.

                      As used herein:

                      "Funded Debt" means, as of any date of determination, the principal portion of all interest bearing indebtedness (including liabilities as lessee on capital leases) of the Parent at such time.

                      "Funds Employed" means as of any date of determination the sum of (a) the


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
Parent's Funded Debt plus (b) an amount equal to the Parent's assets minus the Parent's liabilities.

               6.1.3 FIXED CHARGE RATIO. The Parent shall maintain, on a consolidated basis, as of the last day of each fiscal quarter, a Fixed Charge Ratio of not less than 1.50 to 1.0.

                      "Fixed Charge Ratio" means, as of any date of determination, the ratio, for the Parent and its subsidiaries on a consolidated basis, of (a) EBITDA for the Annual Period ending on such date, minus dividends declared or paid during such Annual Period to (b) the sum of (i) the current portion of long term debt (including liabilities as lessee on capital leases), plus (ii) the Required Sinking Fund Amount for the Annual Period commencing on such date, plus (iii) interest expense for the Annual Period ending on such date.

               6.1.4 RIGHT TO CURE. If the financial statements delivered by Borrower pursuant to Section 6.2.2 demonstrate that the Loan Parties are not in compliance with the requirements of Sections 6.1.1, 6.1.2 or 6.1.3 as of the end of any fiscal quarter, the Loan Parties shall have 30 days following timely delivery of such financial statements within which to cure the violation by delivering to Lender such additional financial statements as Lender requires which demonstrate compliance with such requirements as of the last day of the month prior to the date of delivery of such additional financial statements (including, for purposes of this calculation only, EBITDA dividends and interest expense for the one-year period ending on such last day and the current portion of long term debt and Required Sinking Fund Amount for the one-year period commencing on such day). If the violation is not cured within such time period, then Lender may, at its sole discretion, call the loan by declaring the entire outstanding balance of principal and interest on the Reducing Revolver Note immediately due and payable.

               6.1.5 DEBT. Without the prior written consent of Lender, which shall not be unreasonably withheld, the Parent shall not, and shall not permit any of the RB Companies to, incur or permit to exist, any indebtedness to or commitments for indebtedness from any Person, except a) indebtedness to and commitments from Lender, b) indebtedness and commitments existing on the date hereof and set forth on attached SCHEDULE 6.1.2 and any renewals or extensions thereof (but excluding any increase thereof) c) short term trade obligations incurred in the ordinary course of business, and d) additional indebtedness and/or commitments in an aggregate principal amount of up to $10,000,000.

               6.1.6 SINKING FUND. On a consolidated basis, Parent shall at all times on and after April 1, 2000, maintain cash on hand in an amount at least equal to the Required Sinking Fund Amount at such time. The Required Sinking Fund Amount shall be $3,250,000 as of April 1, 2000. On April 1 of each year thereafter (each a "Sinking Fund Increase Date") the Required Sinking Fund Amount shall be increased by $3,250,000. Notwithstanding the foregoing, the Sinking Fund Amount shall not increase on any Sinking Fund Increase Date if, at least 10 days prior to such date, Borrower (a) notifies Lender of its election to permanently reduce the Maximum Reducing Revolver Amount by an amount equal to the required increase in the Sinking Fund Amount and (b) makes such payments as are necessary to reduce the principal balance of the Reducing Revolver Note by such amount.

        6.2 FINANCIAL INFORMATION.

               6.2.1 As soon as available and in any event within 120 days after the end of each of its fiscal years, the Parent shall deliver to Lender its CPA or Chartered Accountant audited balance sheet as at the end of such fiscal year; related statements of income, retained earnings and cash flows for such year; and report, if any, to management by the accountant who prepared the financial statements, in each case certified by a certified public accountant acceptable to Lender. No document or report shall contain a disclaimer of opinion or adverse opinion except such as Lender in its sole discretion may determine to be immaterial.

               6.2.2 As soon as available and in any event within 45 days after the end of each of its fiscal quarters, the Parent shall deliver to Lender its internally prepared consolidated balance sheet and related statements of income, retained earnings and cash flow as at the end of such quarter, and for the fiscal year to date.

               6.2.3 As soon as available and in any event within 45 days after the end of each fiscal quarter Borrower or the Parent shall deliver to Lender, at Borrower's sole expense, a Compliance Certificate, substantially in the form attached as EXHIBIT B signed by its chief financial officer or other authorized officer acceptable to Lender.

               6.2.4 Within 10 days after filing, the Parent shall deliver to Lender copies of all financial statements, proxy statements, reports and other documents which the Parent files with the Securities and Exchange Commission or sends to its stockholders.

               6.2.5 From time to time, each Loan Party shall provide to Lender such information as Lender may reasonably request concerning the financial condition and business affairs of such Loan Party.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

        Until payment and performance in full of all obligations of each Loan Party under the Loan Documents, each Loan Party agrees that:

        7.1 INSPECTION RIGHTS. At any reasonable time, and from time to time upon the reasonable request of Lender, it will permit Lender to examine and make copies of and abstracts from its records and books of account, to visit its properties and to discuss its affairs, finances and accounts with any of its officers or representatives.

        7.2 KEEPING OF BOOKS AND RECORDS. It will keep adequate records and books of account in which complete entries will be made reflecting all material financial transactions, and except as otherwise specifically provided herein, will prepare all financial statements, computations and information required hereunder in accordance with GAAP.

        7.3 OTHER OBLIGATIONS. It will pay and discharge before the same shall become delinquent all indebtedness, taxes and other obligations for which it is liable or to which its income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a lien upon its assets, unless it is contesting the indebtedness, taxes, or other obligations in good faith and provision has been made to the reasonable satisfaction of Lender for the payment thereof in the event any such contest is determined adversely to it.

        7.4 INSURANCE. It will provide, maintain and deliver to Lender policies of insurance on its properties and operations, in such form and amounts and covering such risks as Lender may require.

        7.5 COMPLIANCE WITH LAWS. It shall comply in all material respects with all laws, regulations and ordinances of any Governmental Body (including but not limited to all Environmental Laws, Access Laws, the Fair Labor Standards Act and laws regulating employee pension and retirement plans) and promptly provide written notice to Lender of the receipt of any notice of violation thereof from any governmental authority which violation, alone or together with any other such violations, could reasonably be expected to have a material adverse effect on its business, assets, operations or condition, financial or otherwise.

        7.6 NOTIFICATION. Promptly after learning thereof, it will notify Lender in writing of:

               7.6.1 The occurrence of any Default, and if such Default is then continuing, a certificate of its chief financial officer or other authorized officer setting forth the details thereof and the action which it is taking or proposes to take with respect thereto.

               7.6.2 The occurrence of any release of any Hazardous Substances onto or affecting any of its property or any adjacent property, any Collateral, or any other environmental problem or liability with respect to any such property.

               7.6.3 The details of any claim, lien, litigation, administrative proceeding or judgment involving $1,000,000 or more individually or in the aggregate (other than the Existing Claims) threatened, instituted or completed against any Loan Party, or any assets of any Loan Party, including but not limited to any and all enforcement, cleanup, removal or other governmental or regulatory proceedings pursuant to any Environmental Laws.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

        Until payment and performance in full of all obligations of each Loan Party under the Loan Documents, each Loan Party agrees that except with the written consent of Lender:

        8.1 LIQUIDATION, MERGER, ETC. It shall not wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except one of the RB Companies.

        8.2 TYPE OF BUSINESS. It shall not make any material change in the character of its business.

        8.3 STRUCTURE. It shall not make any material change in its organizational structure.

        8.4 TRANSACTIONS WITH AFFILIATES. It shall not enter into any transaction with any affiliate, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, except in the ordinary course of business and upon fair and reasonable terms no less favorable to it than those that would prevail in a comparable arm's-length transaction with a Person not an affiliate.

                                   ARTICLE IX

                 FOREIGN JURISDICTION, CURRENCY AND TAX MATTERS

        9.1 JURISDICTION.

               9.1.1 Each Loan Party hereby irrevocably consents to the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Oregon, in any action, suit or proceeding ("Proceeding") enforcing or otherwise arising out of this Agreement or any of the other Loan Documents, and irrevocably agrees that all claims which are the subject of such Proceeding may be heard or determined in any such court.

               9.1.2 Each Loan Party hereby designates and appoints Perkins Coie LLP, whose address in the United States is 1211 SW Fifth Avenue, #1500, Portland, OR 97204-3715, as its authorized agent ("Agent") and true and lawful attorney in fact in its name, place and stead to accept service of a summons and complaint or any other process in any such Proceeding and agrees that the failure of Agent to give any notice of any such service of process to any Loan Party shall not impair or affect the validity of such service or of any judgment based thereon.

               9.1.3 Each Loan Party waives personal service of process and consents to the service of any and all process in any Proceeding by mail or hand delivery or as otherwise provided by the laws of the State of Oregon or the United States of America, (a) to each Loan Party at Perkins Coie LLP, 1211 SW Fifth Avenue, #1500, Portland, OR 97204-3715 or at such other address in the United States as each Loan Party provides in writing to Bank for such service;
(b) to Agent at Agent's address set forth above.

               9.1.4 Each Loan Party waives any defense or objection to jurisdiction or venue in the aforesaid courts, including any objection or defense based upon lack of personal jurisdiction, insufficiency of summons or process, sovereign immunity or other immunity from suit or the doctrine of forum non conveniens. Each Loan Party agrees that a final judgment rendered against such Loan Party by any state or federal court in the state of Oregon in any action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions, domestic or foreign, by suit on the judgment or in any other manner provided by law.

               9.1.5 Nothing herein shall affect the right of Lender to serve legal process or obtain jurisdiction in any other manner permitted by law, or affect the right of Lender to bring any action, suit or proceeding against any Loan Party or its property in the courts of any other jurisdiction, domestic or foreign.

        9.2 JUDGMENT CURRENCY.

               9.2.1 All references to money amounts herein or in any other Loan Document are to lawful money of the United States of America. The payment obligations of any Loan Party under any Loan Document shall not be discharged by any amount paid in any currency other than United States Dollars ("USD"), except to the extent of the USD amount realized by Lender when the amount paid is converted to USD under Lender's normal banking practices.

               9.2.2 If, for purposes of obtaining judgment in any foreign court it is necessary to convert a sum due hereunder from USD into another currency (the "Other Currency"), the rate of exchange shall be that at which, in accordance with its normal banking practice, Lender could purchase USD with the Other Currency on the date judgment is obtained; provided, however, that the obligation of any Loan Party in respect of any amount due to Lender in USD shall be discharged only if and to the extent that, on the day of receipt of any sum adjudged due in the Other Currency, Lender is able, in accordance with its normal banking practice, to purchase the amount of USD with such Other Currency which Lender could have purchased on the judgment date.

               9.2.3 If the amount paid to Lender in any currency other than USD, whether pursuant to a judgment or otherwise, does not, upon conversion to USD in accordance with Lender's normal banking practices, yield the amount of USD due hereunder, each Loan Party, as a separate obligation, and notwithstanding any judgment or other recovery, agrees to indemnify Lender against and to pay to Lender on demand, in USD, any difference between the sum originally due in USD and the amount of USD obtained by Lender.

        9.3 DEDUCTION AND WITHHOLDING. Any and all payments made by any Loan Party shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, dedications, charges or withholding pursuant to any applicable laws ("Taxes"), unless such Loan Party shall be required by applicable law to make any such deduction. If, pursuant to any requirement of applicable law, any Loan Party shall make any deduction or withholding from any amount to be paid hereunder, then the parties shall, on a best efforts basis, agree to modify the terms of the Reducing Revolver Loan so as to eliminate the required withholding. The Loan Parties shall furnish to Lender, as soon as reasonable, such receipts and other documents as may be required to establish payment of such Taxes and any tax credit to which Lender may be entitled. The obligations of each Party under this Section 9.3 shall survive the termination of the Loan Agreement and the repayment of the indebtedness evidenced by or guaranteed by the Loan Documents. Upon receipt of any tax credit or refund to which the Lender is entitled, the Loan Parties shall pay to Lender the amount, if any, which is necessary so that Lender is made whole and receives the amount it would have received if no withholding had occurred.

                                    ARTICLE X
                                     DEFAULT

        10.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default under this Agreement and each of the Loan
Documents:

               10.1.1 Any failure of any Loan Party to pay any portion of any principal, interest, fees or any other amount when due under this Agreement, the Reducing Revolver Note or any other Loan Document.

               10.1.2 Any failure of any Loan Party to pay, perform or comply with any term of this Agreement, any other Loan Document, or any other agreement between Lender or any affiliate of Lender and any Loan Party or any of the RB Companies.

               10.1.3 Any indebtedness of any Loan Party under any note, indenture, agreement, undertaking or obligation of any kind to any Person, including Lender, becomes due by acceleration or otherwise and is not paid.

               10.1.4 Any default under any security instrument securing any indebtedness or obligation of Borrower to Lender or any security interest or lien created or purported to be created by any security document shall cease to be, or shall be asserted by any Person not to be, a valid, first priority security interest or lien.

               10.1.5 Any Guaranty shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect.

               10.1.6 Any warranty, representation, statement, or information made or furnished to Lender by or on behalf of any Loan Party proves to have been false or misleading in any material respect when made or furnished or when deemed made or furnished, or becomes false or misleading in any material respect at any time thereafter.

               10.1.7 The commencement of any proceeding under any bankruptcy or insolvency laws by or against, appointment of a receiver for any part of the property of, insolvency or business failure of, or any attachment, seizure or levy on any property of, any Loan Party.

               10.1.8 The dissolution or liquidation of any Loan Party or the taking by any Loan Party of any action to authorize a dissolution or liquidation.

               10.1.9 The interruption or cessation of a material portion of any Loan Party's ordinary business operations.

               10.1.10 Except with respect to the Existing Claims, any judgment, writ of attachment or similar process in an amount in excess of $1,000,000 individually or in the aggregate shall be entered or filed against any Loan Party or any property of any Loan Party and remains unpaid, unvacated, unbonded or unstayed for a period of 30 days or more.

               10.1.11 The failure of any Loan Party to provide Lender with financial information promptly when requested.

               10.1.12 Any change in ownership of any of the partnership interests in Borrower.

               10.1.13 Any material adverse change, as reasonably determined by Lender, in the financial condition or management of any Loan Party or Lender reasonably deems itself insecure with respect to the payment or performance of the obligations of any Loan Party to Lender.

        10.2 CONSEQUENCES OF DEFAULT; LENDER'S RIGHTS AND REMEDIES. Time is of the essence of this Agreement.

               10.2.1 Upon the occurrence of any Event of Default and at any time thereafter Lender may, at its sole option, do any one or more of the following:

               (a) Without notice to any Loan Party, terminate the availability of Reducing Revolver Advances and declare the entire outstanding balance of principal and interest on the Reducing Revolver Note and other Loan Documents immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or other requirements of any kind, all of which are expressly waived by each Loan Party; and

               (b) Exercise any and all other rights and remedies provided in the Loan Documents and in any related agreements and documents, and as otherwise provided by law.

               10.2.2 Notwithstanding any right to cure events of default provided in the Reducing Revolver Note or any of the other Loan Documents, each Loan Party agrees that such Loan Party shall have only such cure rights as may be set forth herein.

                                   ARTICLE XI
                                   ARBITRATION

        11.1 ARBITRATION OF CLAIMS. Either Lender or any Loan Party may require that all disputes, claims, counterclaims, and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to this Agreement, any loan, any of the Loan Documents, or any transaction of which this Agreement is a part (each a "Credit"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the Credit, at the time of the proposed submission to arbitration, is secured by real property located outside of Oregon or Washington, or if the effect of the arbitration procedure (as opposed to any Claims of any Loan Party) would be to materially impair Lender's ability to realize on any Collateral securing the Credit.

        11.2 ARBITRATORS. If arbitration occurs and each party's Claim is less than $100,000, one neutral arbitrator will decide all issues; if any party's Claim is $100,000 or more three neutral arbitrators will decide all issues. All arbitrators will be active Oregon State Bar members in good standing. All arbitration hearings will be held in Portland, Oregon. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.

        11.3 OTHER REMEDIES. If any party institutes any judicial proceeding relating to any Credit, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during, and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (a) setoff; (b) self-help repossession; (c) judicial or non-judicial foreclosure against real or personal property collateral; (d) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery and replevin.

        11.4 GOVERNING PROVISION. Each Loan Party agrees that, notwithstanding any contrary provision of the Reducing Revolver Note or any of the other Loan Documents, the provisions of this Article shall govern the arbitration of all matters described herein.

                                   ARTICLE XII
                                  MISCELLANEOUS

        12.1 NO WAIVER BY LENDER. No failure or delay of Lender in exercising any right, power or remedy under this Agreement or any Loan Document shall operate as a waiver of such right, power or remedy of Lender or of any other right. A waiver of any provision of any Loan Document shall not constitute a waiver of or prejudice Lender's right otherwise to demand strict compliance with that provision or any other provision. Any waiver, permit, consent or approval of any kind or character on the part of Lender must be in writing and shall be effective only to the extent specifically set forth in such writing.

        12.2 COSTS AND FEES. Without limiting any other provisions of this Agreement, Borrower hereby agrees to pay Lender on demand an amount equal to all costs and expenses incurred by Lender in connection with the negotiation, preparation, execution, administration and enforcement of the Loan Documents, including without limitation all recording costs, filing fees, costs of appraisals, collateral audits, costs of perfecting, maintaining and defending Lender's security interest in the Collateral and fees of in-house and outside counsel.

        12.3 NOTICES. Except as otherwise specifically set forth in any Loan Document, all notices, requests and demands hereunder shall be in writing, and shall be deemed to have been given when hand-delivered, when sent by registered or certified mail, postage prepaid, or when sent by telecopier, addressed as set forth below; provided, however, that any request for a Reducing Revolver Advance shall not be effective until received by Lender. Any party may at any time change its address for notices by giving notice of such change to the other parties.

If to Borrower or Guarantor:                   If to Lender:

c/o Ritchie Bros. Auctioneers Incorporated     U.S. Bank National Association
9200 Bridgeport Road                           Oregon Corporate Banking
Richmond, BC Canada V6X 1S1                    111 S.W. Fifth Avenue, T-4
Fax: (604) 273-6873                            Portland, OR  97204
                                               Fax: (503) 275-5795

        12.4 COLLECTION COSTS AND ATTORNEY FEES. Whether or not litigation or arbitration is commenced, the Loan Party promises to pay all costs of collecting any amounts which may become due to Lender under any of the Loan Documents. Without limiting the foregoing, if litigation or arbitration is commenced to enforce or construe any term of any of the Loan Documents, the prevailing party shall be entitled to recover from the other party all costs thereof, including but not limited to such sums as the court or arbitrator(s) may adjudge reasonable as attorney fees at trial, in any appellate proceeding, proceeding under the bankruptcy code or receivership and post-judgment attorney fees incurred in enforcing any judgment .

        12.5 INTEGRATION; CONFLICTING TERMS. This Agreement together with the other Loan Documents comprises the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements, oral and written, on such subject matter. If any term of any of the other Loan Documents expressly conflicts with the provisions of this Agreement, the provisions of this Agreement shall control; provided, however, that the inclusion of supplemental rights and remedies of Lender in any of the other Loan Documents shall not be deemed a conflict with this Agreement.

        12.6 ASSIGNMENT AND PARTICIPATION. Lender may from time to time assign or sell participating interests in all or any part of its interest in this Agreement, the Reducing Revolver Note and the other Loan Documents.

        12.7 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of Lender.

        12.8 SEVERABILITY. If any provisions of this Agreement or any of the Loan Documents is held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision.

        12.9 GOVERNING LAW. Except to the extent that Lender has greater rights and remedies under federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to conflicts of law principles (except that matters concerning the validity and perfection of security interests covered thereby shall be governed by the conflicts of law provisions of the Uniform Commercial Code).

        12.10 ADDITIONAL ACTS. Upon request by Lender, each Loan Party will from time to time provide such information, execute such documents and do such acts as may reasonably be required by Lender in connection with any indebtedness or obligations of any of them to Lender.

        12.11 DOCUMENTS SATISFACTORY TO LENDER. All information, documents and instruments required to be executed or delivered to Lender shall be in form and substance satisfactory to Lender.

        12.12 COMPUTATIONS. All interest rates and fees referred to herein shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed.

        12.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of said counterparts taken together shall be deemed to constitute but one document.

        12.14 DISCLOSURE.

               UNDER OREGON LAW, MOST AGREEMENTS PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

               EACH LOAN PARTY ACKNOWLEDGES RECEIPT OF A COPY OF THIS AGREEMENT.



RITCHIE BROS. U.S. FINANCE                   U.S. BANK NATIONAL ASSOCIATION
LIMITED PARTNERSHIP (DELAWARE)

BY:  RITCHIE BROS. HOLDINGS LTD.,
     ITS GENERAL PARTNER                     BY:

                                             TITLE:

BY:

TITLE:


RITCHIE BROS. AUCTIONEERS
INCORPORATED



BY:

TITLE:

                                 EXHIBIT B_____
                             COMPLIANCE CERTIFICATE


        This Compliance Certificate is executed and delivered by _______________________ ______________________ to U.S. Bank National Association
("Lender") pursuant to the requirements of the Loan Agreement dated as of _______________________ between Borrower, certain other parties and Lender ("Loan Agreement"). Any capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Loan Agreement. This Compliance Certificate covers the fiscal quarter ended __________________.

        1. A review of the activities of Loan Parties during the fiscal period covered by this Compliance Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all of their obligations under the Loan Agreement. To the best knowledge of the undersigned, during such fiscal period all covenants and conditions of Loan Parties have been performed and observed and no Default has occurred and is continuing under the Loan Agreement [with the exceptions set forth below in response to which Loan Parties has taken or proposes to take the following actions:

________________________________________________________________________
________________________________________________________.]

        2. To the best knowledge of the undersigned, no material adverse change has occurred with regard to Loan Parties' business, assets, operations or condition, financial or otherwise, since the last Compliance Certificate was delivered [with the exceptions set forth below:

________________________________________________________________________
________________________________________________________.]

        3. Attached are the calculations and other supporting documentation showing whether Loan Parties were in compliance with Sections 6.1.1, 6.1.2,
6.1.3 and 6.1.5 of the Loan Agreement as of the end of the fiscal period covered by this Compliance Certificate. Each such calculation is derived from the books and records of the Loan Parties and correctly reflects whether the Loan Parties are in compliance with the applicable sections of the Loan Agreement.

        4. This Compliance Certificate is executed on ________________________.




                                            By:

                                            Title: